UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012, the Board of Directors of Amylin Pharmaceuticals, Inc., or Amylin, approved 2012 base salaries for Amylin’s “named executive officers” (as defined by SEC regulations) as follows: Daniel M. Bradbury: $725,000; Mark G. Foletta: $440,750; Mark J. Gergen: $400,000; Marcea Bland Lloyd: $420,000 and Christian Weyer, M.D.: $395,000.

In addition, on March 6, 2012, Amylin’s Board of Directors, or the Board, awarded 2011 cash bonuses to Amylin’s named executive officers as follows: Daniel M. Bradbury: $972,000; Mark G. Foletta: $302,220; Mark J. Gergen: $280,800; Marcea Bland Lloyd: $288,090; and Christian Weyer, M.D.: $270,000.

On March 6, 2012, the Board granted options to the named executive officers pursuant to Amylin’s 2009 Equity Incentive Plan, or 2009 EIP, to purchase the following number of shares of Amylin common stock: Daniel M. Bradbury: 300,000 shares; Mark G. Foletta: 120,000 shares; Mark J. Gergen: 100,000; Marcea Bland Lloyd: 110,000 shares; and Christian Weyer, M.D.: 130,000. The options are exercisable at a price equal to $16.02 per share, which is equal to the closing price of Amylin’s common stock on the date of grant. The options have a term of 7 years and fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter.

On March 6, 2012, the Board also granted restricted stock units to the named executive officers pursuant to the 2009 EIP that vest in three equal annual installments from the date of grant in the following amounts: Daniel M. Bradbury: 30,000; and 10,000 to each of Mr. Foletta, Mr. Gergen, Ms. Bland Lloyd and Dr. Weyer. The restricted stock units will generally be settled in shares of Amylin common stock at the time of vesting.

In addition, on March 6, 2012, the Board granted performance-based restricted stock units to the named executive officers pursuant to the 2009 EIP in the following amounts: Daniel M. Bradbury: 105,000 shares; Mark G. Foletta: 40,000 shares; Mark J. Gergen: 25,000 shares; Marcea Bland Lloyd: 40,000 shares; and Christian Weyer, M.D.: 25,000. The performance-based restricted stock units will generally be settled in shares of Amylin common stock at the time of vesting. The performance-based restricted stock units vest only to the extent Amylin achieves certain cumulative product revenue targets over a two-year measurement period consisting of fiscal years 2012 and 2013 and if the named executive officer remains employed by us through the first quarter of 2015. Fifty percent of the performance-based restricted stock units earned based upon achievement of the performance metric will vest in the first quarter of 2014 while the remaining fifty percent will vest in the first quarter of 2015. To the extent this business objective and/or the required length of service are not achieved, the performance-based restricted stock units will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 6, 2012	By:	/s/ HARRY J. LEONHARDT
Harry J. Leonhardt
Senior Vice President, Legal and Compliance, and
Corporate Secretary